EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post Effective Amendment No. 1 to Registration Statement No. 333-158555 on Form S-3 of our reports dated October 28, 2010, with respect to the consolidated financial statements of Pure Bioscience, and the effectiveness of internal control over financial reporting, appearing in the Annual Report on Form 10-K of Pure Bioscience for the year ended July 31, 2010.

/s/ Mayer Hoffman McCann P.C.

San Diego, California

March 24, 2011